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                                                                    Exhibit 10.4


                       SUPPLEMENTAL RETIREMENT AGREEMENT

     This Agreement (the "Agreement") made and entered into as of this 4/21/89, 1989, by among and between Paul A. Miller (The "Employee"), Intrex Financial Services, Inc. ("Intrex") and Lawrence Savings Bank (the "Bank").

     WHEREAS, the Intrex, the Bank and the Employee are, concurrently with the execution of this Agreement, entering into an Employment Agreement providing for the employment of the Employee with Intrex and the Bank; and

     WHEREAS, In recognition of the services to be provided by the Employee to Intrex and the Bank, Intrex and the Bank wish to provide the Employee with supplemental retirement benefits in addition to any retirement benefits to which the Employee may be entitled under any tax qualified plan maintained by Intrex or the Bank.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

     1.    Retirement Benefits.

     1.01 Retirement Benefits. Subject to Section 1.03, Intrex and/or the Bank shall pay the Employee, commencing on the appropriate date specified in Section 1.02, $5,000 per month for 180 months.

     1.02 Payment Date. The retirement benefits described in Section 1.01 shall begin on the earlier of:

           (a) the date that the Employee attains age 65 or, if later, the date that he terminates employment with Intrex and the Bank;

           (b)  the date of the Employee's death; or

           (c) the date that the Employee is determined to be totally disabled (within the meaning of Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code")).

     1.03. Vesting.

          (a) Until the Employee is vested in the retirement benefits described in Section 1.01, neither he nor his beneficiary shall be entitled to such retirement benefits.

          (b) The Employee shall vest in 20% of the retirement benefits described in Section 1.01 for each full year that the Employee is employed by Intrex or the Bank. Notwithstanding the foregoing, the Employee shall be fully and immediately vested in the such retirement benefits on the date of his death or the date that he is determined to
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     be totally disabled (within the meaning of Section 72(m)(7) of the Code), provided that he is employed by Intrex or the Bank on such date.

     1.04 Beneficiaries.

          (a) In the event that the Employee should die prior to receipt of any or all of the retirement benefits to which he is entitled hereunder, any retirement benefits remaining unpaid shall be paid to such beneficiary or beneficiaries as the Employee may designate by filing with Intrex or the Bank a notice in writing; but in the absence of any such designation, such unpaid amounts shall be so paid to his surviving spouse, if any, in the same manner that such benefits were paid or made payable to the Employee. If a beneficiary or the Employee's surviving spouse becomes entitled to receive retirement benefits under this Section and dies before all retirement benefits are paid to him or her, the balance of any such payments shall be made to the estate of the beneficiary or the Employee's surviving spouse in a single, lump sum. If there is no surviving beneficiary or spouse on the date of his death, then the current value of the balance remaining unpaid shall be paid in a single, lump sum to the Employee's estate.

          (b) The Board of Directors of the Bank, upon the request of a beneficiary or the Employee's surviving spouse may direct that the retirement benefits payable to that beneficiary or the surviving spouse be paid to such individual in a single, lump sum.

     2.   General.

     2.01 Non-Assignable Rights. Except as otherwise provided by this Agreement, neither the Employee nor his spouse, nor any other beneficiary, shall have any right to sell, assign, transfer or otherwise convey the right to receive any payment hereunder, which payments and the right thereto are expressly declared to be non-assignable and non-transferable.

     2.02 Independence of Agreement. The benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreement that may exist from time to time between the parties hereto, including without limitation the Employment Agreement entered into as of the date hereof by and among, Intrex, the Bank and the Employee, or any other compensation payable by Intrex or the Bank to the Employee, whether as salary, bonus or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of Intrex or the Bank to discharge the Employee, or restrict the right of the Employee to terminate his employment.

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     2.03 Non-Secured Promise. The rights of the Employee under this Agreement and of any beneficiary or the spouse of the Employee shall be solely those of an unsecured creditor of Intrex and the Bank. Any insurance policy or any other asset that may be acquired or held by Intrex or the Bank in connection with the liabilities assumed hereunder shall not be deemed to be held under any trust for the benefit of the Employee, his spouse or his beneficiaries or to be security for the performance of the obligations of Intrex or the bank, but shall be, and remain, a general, unpledged, unrestricted asset of Intrex and/or the Bank.

     2.04 Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of The Commonwealth of Massachusetts.

     2.05 Amendment and Waiver. This Agreement may not be amended, supplemented or waived except by a writing signed by the party against which such amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any other breach of that provision nor as a waiver of any breach of another provision.

     2.06 Binding Effect. Subject to the provisions of Section 2.01, this Agreement shall be binding on the successors and assigns of the parties hereto.

     2.07 Counterparts. This Agreement may be executed in three counterparts, each of which is an original but which shall together constitute one and the same instrument.

                                   Execution

     Upon execution below by all parties, this Agreement will be of full force and effect.

LAWRENCE SAVINGS BANK                  PAUL A. MILLER

By /s/ ARCHIBALD MACLAREN              /s/ PAUL A. MILLER
   ---------------------------------   ----------------------------------------
   ARCHIBALD MACLAREN
   VICE CHAIRMAN

                                       WITNESS:  /s/ FRED S. TARBOX
                                                 ------------------------------

INTREX FINANCIAL SERVICES, INC.

By /s/ WALLACE L. BOLTON
   ---------------------------------
   WALLACE L. BOLTON
   VICE CHAIRMAN

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